SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): December 18, 2007

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET
BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, on May 21, 2007, the board of directors (the “Board”) of Vertis, Inc. (“Vertis” or the “Company”) appointed Barry C. Kohn as chief financial officer.  In connection with Mr. Kohn’s appointment, Vertis entered into an employment agreement with Mr. Kohn dated and effective as of December 18, 2007 (the “Kohn Agreement”).

The Kohn Agreement may be terminated by either party at any time for any reason.  Pursuant to the Kohn Agreement, Mr. Kohn will receive an annual base salary of $470,000, as adjusted by the Board from time to time.  The Kohn Agreement also provides that Mr. Kohn will participate in the Company’s Management Incentive Compensation Plan (“MICP”), as adopted and approved by the Board from time to time, with applicable corporate and individual performance targets and maximum award amounts determined by the Board.  Mr. Kohn’s target bonus shall be determined in accordance with the MICP with respect to each fiscal year, but shall not be less than 50% of his annual base salary.  Mr. Kohn is eligible to receive long-term equity incentive compensation pursuant to the Company’s equity incentive compensation plans and programs in effect and at the discretion of the Board.  Mr. Kohn will receive an initial grant of 250,000 shares of restricted common stock of Vertis Holdings, the Company’s parent.  The Kohn Agreement also provides that Mr. Kohn receive certain fringe benefits generally made available to the senior officers of the Company.  Additionally, the Kohn Agreement provides that Mr. Kohn shall be reimbursed for reasonable commuting, moving and other cost-of-relocation expenses incurred in relocating to one of the Company’s offices as agreed upon by Mr. Kohn and the Company.  The reimbursement shall include any incremental tax liability incurred by Mr. Kohn with respect to relocation and travel costs so that he is in the same tax position he would have been in had such reimbursement not been subject to income tax.  Upon his termination other than for cause or by Mr. Kohn without good reason, he will be reimbursed for reasonable expenses to relocate back to his place of residence prior to employment by Vertis.

The Kohn Agreement also contains provisions regarding severance.  Pursuant to the Kohn Agreement, if Mr. Kohn’s employment is terminated by the Company without cause, absent a change in control, or by Mr. Kohn for “good reason”, he will receive a cash payment equal to 1.5 times the sum of his (i) annual base salary in effect immediately prior to the date of termination and (ii) the greater of his annual bonus earned under the MICP in the year immediately preceding that in which the date of termination occurs, the annual bonus he would have earned for the fiscal year in which the date of termination occurs absent such termination and the annual target bonus he would have been eligible to earn for the fiscal year in which the date of termination occurs (the greater of these amounts being hereafter referred to as the “Applicable Bonus Amount”).  In addition, he will receive a prorated annual bonus (the “Pro-rata Bonus”) equal to the bonus he would have received had he remained employed by the company through the last day of the fiscal year during which the date of termination occurs.  The Company shall also provide to Mr. Kohn and his eligible dependents continued participation in the Company’s medical, dental, prescription and vision care insurance plans or substantially equivalent coverage under an alternate arrangement (the “Applicable Healthcare Coverage”), at the Company’s expense, for a period of 18 months following the date of termination, or, if earlier, until the date Mr. Kohn obtains alternative coverage from a subsequent employer.  The Company shall also pay the cost of providing Mr. Kohn with outplacement services up to a maximum of 5% of the sum of his base salary and Applicable Bonus Amount provided that such services are utilized by Mr. Kohn within six months following the date of termination (the “Applicable Outplacement Services”).

If Mr. Kohn’s employment is terminated due to disability or upon his death, the Company will pay to Mr. Kohn or his estate a lump sum equal to any unpaid portion of his annual base salary earned through the date of termination and earned annual bonus for completed years prior to the date of termination.  The Company shall also provide to Mr. Kohn and his eligible dependents the Applicable Healthcare Coverage for a period of 18 months following the date of termination, or, if earlier, until the date Mr. Kohn obtains alternative coverage from a subsequent employer.  In addition, Mr. Kohn or his estate will receive the Pro-rata Bonus payment.  If Mr. Kohn’s employment is terminated for cause, or if Mr. Kohn resigns from the Company for other than good reason, the Company will pay to Mr. Kohn a lump sum equal to any unpaid portion of his annual base salary earned through the date of termination and earned annual bonus for completed years prior to the date of termination.

If Mr. Kohn’s employment is terminated within the 13-month period immediately following a change in control by the Company other than for cause or by Mr. Kohn for good reason, he will receive (i) a cash payment equal to three times the sum of his annual base salary in effect immediately prior to the date of termination and the Applicable Bonus Amount and (ii) any unpaid portion of his annual base salary earned through the date of termination and earned annual bonus for completed years prior to the date of termination.  The Company shall also provide to Mr. Kohn and his eligible dependents the Applicable Healthcare Coverage for a period of 36 months following the date of termination, or, if earlier, until the date Mr. Kohn obtains alternative coverage from a subsequent employer.  In addition, Mr. Kohn will receive the Pro-rata Bonus payment as well as the cost of Mr. Kohn’s Applicable Outplacement Services.

Under the Kohn Agreement, for the two-year period following his date of termination Mr. Kohn may not, without the prior written consent of the Board, directly or indirectly engage in or show interest in, with or without compensation, any business which is in competition with any line of business actively being conducted by the Company or to Mr. Kohn’s knowledge was being contemplated by the Company at his date of termination.  This does not prohibit Mr. Kohn from acquiring or holding less than 1% of any class of publicly traded securities of any business.  In addition, for the two-year period following his date of termination, Mr. Kohn may not, without the prior written consent of the Board, directly or indirectly, hire any person who was employed by the Company or any of its subsidiaries or affiliates within the six-month period preceding the date of such hiring.

The terms of the Kohn Agreement further provide for indemnification by the Company of Mr. Kohn for claims arising out of or in connection with Mr. Kohn’s employment with or service as an officer or director of the Company and its subsidiaries.

The description of the Kohn Agreement set forth above is qualified in its entirety by reference to the actual terms of the Kohn Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ JOHN V. HOWARD, JR.
Name: John V. Howard, Jr.
Title: Chief Legal Officer

Date:  December 20, 2007